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                                                                    EXHIBIT 99.2

                                    CONSENT

                                                              September 20, 1999

Biovail Corporation International
2488 Dunwin Drive
Mississauga, Ontario
Canada L5L 1J9

Dear Sirs:

            RE: BIOVAIL CORPORATION INTERNATIONAL REGISTRATION STATEMENT ON
              FORM F-4 REGISTERING 1,500,000 COMMON SHARES

    Consent is hereby given to the use of our name under the caption "Certain Legal Matters" in the proxy statement-prospectus included in the above referenced registration statement and to the filing, as an exhibit to the registration statement, of this letter. In giving such consent we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          /s/ CAHILL GORDON & REINDEL

                                          CAHILL GORDON & REINDEL